Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

DATA LICENSE AGREEMENT

This Data License Agreement (“Agreement”) is entered into on March 10, 2021 (the “Effective Date”) by and between Charter Communications Operating, LLC, a Delaware limited liability company, on behalf of itself and its Affiliates (“Charter”), and comScore Inc., a Delaware corporation, on behalf of itself and its Affiliates (“Comscore”).

WHEREAS, Charter owns and/or operates certain cable television systems; provides and distributes content and sells advertising on multi-media platform properties that it owns, distributes, or represents; provides certain advertising-related services and technology; and operates communications systems for the provision of video, internet connectivity and telephony services to individuals and businesses; and these services and platforms generate set top box data, digital data and other data sets;

WHEREAS, Comscore is a recognized global leader in cross-platform measurement of audiences, advertising and consumer behavior combining proprietary TV, digital and movie viewing data to measure consumers’ multiscreen behavior;

WHEREAS, the Parties desire to enter into a relationship where Charter will provide Comscore with the Licensed Charter Data (as defined herein) for the purposes provided for herein; and

WHEREAS, the Parties have entered into Prior Agreements (as defined herein) under which Comscore licenses data from Charter and the Parties intend that, except as otherwise specifically specified herein, this Agreement will supersede and replace such Prior Agreements in their entirety.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to them below.

Section 1.01 “Affiliate” means, with respect to either Party, any entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Party.

Section 1.02 “Applicable Laws” means any and all federal, state and local laws, rules, regulations, ordinances applicable to a Party’s performance of this Agreement or the provision or use of the Licensed Charter Data including, without limitation all Privacy Laws.

Section 1.03 “Approved Data Providers” means (a) as of the Effective Date, the third parties listed on Exhibit H and (b) any other third parties that Comscore has notified Charter of in writing (e-mail acceptable) to provide data to be matched with Licensed Charter Data by Approved Match Providers; provided that Charter may reject any new Approved Data Provider within [***] (e-mail acceptable) of receipt of such notice if Charter reasonably and in good faith determines that the use of such party’s data may cause reputational or legal harm to Charter. If Comscore reasonably disagrees with Charter’s determination, the Parties shall use reasonable good faith efforts to resolve such disagreement.

Section 1.04 “Approved Match Providers” [***]

Section 1.05 [***]

Section 1.06 “CCO” means Charter Communications Operating, LLC.

Section 1.07 “Change of Control” means the transfer of the Control of a party from the person(s) or entity(ies) who hold such Control on the Effective Date to one or more other persons or entities.

Section 1.08 “Charter Addressable Data” means de-identified viewership data from Charter’s addressable advertising delivery on any platform in a form and format mutually agreed to by the Parties within ninety (90) days of the Effective Date.

Section 1.09 [***]

Section 1.10 “Charter Digital Data” means de-identified viewership data from Charter’s digital properties across all platforms, including iOS and Android, to the extent Charter collects such data in the normal course of business.

Section 1.11 “Charter Indemnified Parties” means CCO and its Affiliates and each of their present and former officers, members, shareholders, directors, employees, representatives, attorneys, and agents, and all of their respective successors, heirs and assigns.

Section 1.12 “Charter Intellectual Property” means Intellectual Property owned by Charter or licensed by third parties to Charter.

Section 1.13 [***]

Section 1.14 “Charter Streaming Data” means de-identified viewership data from Spectrum Applications, including time spent viewing in Spectrum Applications.

Section 1.15 “Charter TV Data” means de-identified linear, VOD, DVR, and TV Everywhere video/television activity data that is technically, commercially, and legally available to Charter and collected from Subscriber household or business identification designations and RPD Source device identification designations, including from Subscribers using RPD Sources.

Section 1.16 “Comscore Indemnified Parties” means Comscore and its Affiliates and each of their present and former officers, members, shareholders, directors, employees, representatives, attorneys, and agents, and all of their respective successors, heirs and assigns.

Section 1.17 “Comscore Intellectual Property” means Intellectual Property owned by Comscore.

Section 1.18 “Comscore Property” means any Comscore data, reporting, products and services.

Section 1.19 “Confidential Information” means all information or data disclosed or made available by the Disclosing Party to the Receiving Party pursuant to this Agreement, including: (a) the fact that Confidential Information has been disclosed to a Receiving Party; (b) the terms and conditions of this Agreement; and (c) the Disclosing Party’s proprietary business plans and objectives, financial projections, marketing plans, strategies, forecasts, unpublished financial information, budgets, projections, customer and supplier identities, characteristics and agreements, marketing materials, inventions, discoveries, ideas, concepts, processes, techniques, methodologies, know-how, and Intellectual Property. Confidential Information may include any information disclosed by the Disclosing Party that: (i) is labeled or otherwise identified by the Disclosing Party as confidential or proprietary, or (ii) if disclosed in oral or intangible form and given the nature of such information and the circumstances under which it is disclosed, should be understood by a reasonable person to be confidential or proprietary information of the Disclosing Party. For the avoidance of doubt, Charter Licensed Data is deemed Charter Confidential Information.

Section 1.20 “Control” means the ability to vote fifty percent (50%) or more of the voting securities of, or other ownership interest in, an entity or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

Section 1.21 “Disclosing Party” means either Party when it discloses or makes available its Confidential Information to the other Party.

Section 1.22 “Intellectual Property” means any inventions, discoveries, devices, apparatus, technology or processes, methods, know-how, trade secrets, mathematical calculations, improvements or other intellectual property rights, including any copyright, patent, trademarks, service marks (whether or not an application has been filed), domain names, and other rights and assets, as well as, any and all applications, registrations, renewals, extensions, restorations and re-instatements thereof, now or hereafter in force and effect worldwide.

Section 1.23 “Licensed Charter Data” means Charter TV Data, Related Charter Data, Charter Streaming Data, Charter Addressable Data and, subject to the conditions set forth in Section 2.1.2 below, Other Data.

Section 1.24 “Markets” means the local geographic markets from which Charter collects Charter TV Data.

Section 1.25 “Operator View” means Comscore’s reporting system containing Processed Charter Data, which is made available solely to Charter and to third parties expressly authorized by Charter in its sole discretion in writing from time to time

Section 1.26 “Parties” means Charter and Comscore collectively, and “Party” means each of them individually.

Section 1.27 “PI” means information that can reasonably be associated with an identified or an identifiable person, household or device. PI can include, but is not limited to, a name, an identification number, e-mail address or other unique identifier, such as device identifiers, cookies, and advertising identifiers. PI does not include information that is publicly available.

Section 1.28 “PII” means information that directly identifies or reasonably can be used to identify an individual, such as name, address, phone number and e-mail address.

Section 1.29 “Prior Agreements” mean the February 9,2009 Rentrak OnDemand Essentials MSO Service Agreement between Rentrak and CCO, as amended, the June 17, 2010 Rentrak TV Essentials Service Agreement between Rentrak and CCO, as amended, the February 4, 2008 Rentrak OnDemand Essentials MSO Service Agreement between Rentrak and Time Warner Cable LLC, as amended, the October 24, 2017 StationView Essentials Service Order between Rentrak and CCO, and the December 9, 2019 Service Order between Rentrak and CCO.

Section 1.30 “Processed Charter Data” means Licensed Charter Data that has been processed by Comscore.

Section 1.31 “Purpose” means the permitted uses of Licensed Charter Data as set forth in Article III.

Section 1.32 “Raw Usage Data” has the meaning set forth in Exhibit A.

Section 1.33 “Receiving Party” means either Party when it receives Confidential Information of the other Party.

Section 1.34 “Related Charter Data” means data provided by Charter or a Charter-approved third party on Charter’s behalf relating to Charter’s channel lineup and/or geographic market, as well as other non-viewing data provided by Charter or a Charter-approved third party on Charter’s behalf to Comscore relating to the Charter TV Data.

Section 1.35 “Rentrak” means Rentrak Corporation.

Section 1.36 “RPD Sources” means Charter set-top boxes, Spectrum Applications and their successor, replacement or similar technological devices(s) or service(s) used by Charter to provide services to Subscribers.

Section 1.37 “Spectrum Applications” means the streaming video applications made available by Charter to its Subscribers.

Section 1.38 “Subscribers” means households and/or individuals who subscribe to and/or use Charter’s products and services.

Section 1.39 “Syndicated Offering” means a product or service that provides the same data and view for each customer receiving that offering and is not created for any specific customer and/or does not provide insight specific to such customer or specific to any campaign.

Section 1.40 “Term” has the meaning set forth in Section 8.01.

Section 1.41 [***]

ARTICLE II.

CHARTER DATA PROVISION

Section 2.01 Data Provided.

2.1.1 Licensed Charter Data. During the Term, Charter shall make available to Comscore Licensed Charter Data, subject to and in accordance with the terms of this Agreement.

2.1.2 Other Data. [***]

Section 2.02 Data Parameters and Specifications. Charter shall use commercially reasonable efforts to ensure that all Licensed Charter Data provided hereunder is provided on a regular basis in accordance with the Data Parameters set forth on Exhibit A. Charter shall use commercially reasonable efforts to ensure that the Licensed Charter Data provided hereunder is complete, accurate, free of data anomalies and corruption and compliant with the applicable Charter privacy policy including the applicable opt-out provisions.

Section 2.03 Service Levels. Charter shall comply with the service levels set forth in Exhibit B when providing Licensed Charter Data to Comscore.

Section 2.04 Comscore Obligations.

(a) Within [***] after receipt by Comscore, Comscore shall process valid data deletion requests received by Charter from consumers and transmitted by Charter to Comscore via, as applicable, the Approved Match Provider(s) in a manner that is mutually agreed to by the Parties.

(b) Comscore shall use commercially reasonable efforts to identify missing or corrupted data, data anomalies or data errors. If Comscore identifies any missing or corrupted data or data anomalies or errors, it will promptly remit to Charter the details of the same and thereafter the Parties will each provide reasonable assistance to resolve the same.

(c) [***]

(d) [***]

ARTICLE III.

LICENSES AND RESTRICTIONS

Section 3.01 License to Licensed Charter Data. Subject to the terms and conditions of this Agreement and in consideration of the rights, licenses, and obligations set forth herein, including the aggregation and projection requirements and restrictions set forth herein, Charter hereby grants Comscore a non-exclusive, nontransferable, revocable, limited right and license to the Licensed Charter Data during the Term for Comscore to [***].

Section 3.02 Restrictions; Aggregation Requirements. Except as otherwise permitted in this Agreement or approved by Charter in writing (e-mail acceptable where specified):

(a) Comscore shall not (i) license, provide or otherwise make available any Licensed Charter Data to third parties, other than Approved Match Providers in accordance with Section 3.04; (ii) report, display, license or otherwise provide the Licensed Charter Data to any third party in a manner that may be reasonably used to identify Charter or to conclusively determine that the particular data was provided by Charter; (iii) [***]; or (iv) [***].

(b) Comscore shall ensure that any Comscore products and services that derive results from the Charter TV Data will always, in the applicable calculations for each Market, (i) include usage or viewership data from at least [***] in such Market, or (ii) (A) include usage or viewership data from at least [***] in such Market and (B) [***]. For clarity, Comscore may not issue any reports or data feeds that contain any Charter TV Data that has not been aggregated and de-identified according to this Agreement. [***]

(c) [***]

(d) Comscore shall process, use, store and disclose all Licensed Charter Data in a secure manner as determined by the privacy and security requirements set forth in Exhibit C, as such Exhibit may be amended from time to time by Charter upon written notice to Comscore.

(e) [***]

(f) Comscore shall not (i) include any PI in any of its reports, products services, analytics reporting, or other external-facing documents created in connection with the Licensed Charter Data; or (ii) associate the Charter Licensed Data with any identifiable Subscriber or any other identifiable person or PII. Comscore shall not, under any circumstances, attempt to ascertain or derive the identity of or obtain any PII concerning any individual or Subscriber household from the Licensed Charter Data.

(g) [***] If Comscore requests such approval from Charter, Charter shall provide final approval or explanation for non-approval within [***] (e-mail acceptable) of receipt of such request, such approval not to be unreasonably withheld.

(h) [***]

(i) [***] If Comscore requests Charter’s approval for an exception to this Section 3.02(i), Charter shall provide final approval or explanation for non-approval within [***] (e-mail acceptable) of receipt of such request, such approval not to be unreasonably withheld.

Section 3.03 Third-Party Linking. Comscore may use a Content Delivery Network (e.g. [***]) or another party as a third-party linking service to facilitate the creation of cross-platform measurement products (including attribution, ad effectiveness, ad planning, buying, and optimization) using Licensed Charter Data (subject to Section 3.02(g)) and other use cases agreed to by the Parties. [***] All linking pursuant to this Section shall be performed in accordance with the third-party linking workflows set forth in Exhibit D or as otherwise agreed to in writing by the Parties. For clarity, [***]. If Comscore requests such approval from Charter, Charter shall provide final approval or explanation for non-approval within [***] (e-mail acceptable) of receipt of such request, such approval not to be unreasonably withheld.

Section 3.04 Matching. Comscore may perform first-party and third-party matches at a household level with Licensed Charter Data and client provided or other owned or licensed data for all approved use cases, [***].

(a) Approved Match Providers; Workflow. All first- and third-party matching permitted under this Agreement must be performed by the Approved Match Provider(s) solely as described in this Agreement, including in accordance with the matching workflow set forth in Exhibit D.

(b) Third-Party Matching. Comscore shall have the right, in connection with use cases permitted under this Agreement, to integrate or match Licensed Charter Data at a household (HH) or STB device level (or in either case, at a lesser granularity than household (HH) (e.g., ZIP code) to any data provided by Approved Data Providers; [***].

(c) First-Party Matching. [***]

ARTICLE IV.

CERTAIN COVENANTS

Section 4.01 Preferred Access. Charter shall provide Comscore with Preferred Access to all Licensed Charter Data. [***] “Local Measurement” means content measurement or advertising measurement (including for attribution or ad effectiveness, subject to Section 3.02(g), in a local market of syndicated ratings-based or syndicated impressions-based reporting of viewing activity in any market or group of markets.

Section 4.02 Preferred Data Measurement Partner. Charter shall designate Comscore as its Preferred Data Measurement Partner for the Term. [***]

Section 4.03 Preferred Local Measurement Provider. Charter will not license any of the Licensed Charter Data for Local Measurement purposes to any other party for five (5) years beginning July 1, 2021 (other than with respect to [***]).

Section 4.04 Provision of Digital Data. [***]

Section 4.05 Programmer Addressable Impressions. Charter shall publicly endorse Comscore as Charter’s default solution for addressable measurement and shall openly and publicly support Comscore as the default industry standard for addressable measurement. Charter shall promote Comscore in affiliated organizations as default provider, including On Addressability, Ampersand and Canoe. Charter will provide the available data and necessary rights to that data from its addressable advertising delivery to support Comscore’s addressable measurement business.

ARTICLE V.

PRIVACY AND DATA SECURITY

Section 5.01 Privacy. The Parties acknowledge and understand that any use, access to, sharing, disclosure and storage of all PI relating to Charter’s Subscribers is subject to: (a) the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 USC 551) (the “Cable Act”); (b) the then current documented Subscriber information collection business practices and written customer privacy policies of Charter (which practices and policies are described more fully at https://www.spectrum.com/policies/your-privacy-rights, and may be amended in Charter’s sole discretion from time to time, provided that Charter shall notify Comscore as soon as reasonably practicable of any update to Charter’s data handling practices or polices that would materially impact the Licensed Charter Data as it relates to this Agreement); and (c) all applicable local, state and federal laws, rules and regulations governing Charter’s collection, maintenance, transmission, dissemination, use and destruction of Charter PI, including (i) any state and federal security breach notification laws, (ii) any state and federal laws and regulations requiring the protection or deletion of PI or PII, including without limitation the California Consumer Privacy Act of 2018 and related regulations, as such Act and regulations may be amended from time to time (collectively, the “CCPA”), to the limited extent of such laws’ and regulations’ applicability, and (iii) the rules, regulations and directives of the Federal Communications Commission and the Federal Trade Commission, as amended from time to time (collectively, the “Privacy Laws”). Each Party represents and warrants that it will comply with the Privacy Laws, as applicable, and Comscore specifically agrees to be subject to the terms of this Article applicable to its use and disclosure of any PI it receives hereunder, or any Licensed Charter Data that include any individual household statistics that is not aggregated and de-identified/anonymized as if it were a cable operator, and Comscore shall not engage in any conduct (whether by act or omission) that would cause Charter to be in violation of the Privacy Laws. The Parties agree that the Licensed Charter Data made available to Comscore is not intended to include and should not include PII, and Charter will use commercially reasonable efforts to ensure that PII is not made available or provided to Comscore; provided that Comscore will use commercially reasonable efforts to identify and exclude any PII that may inadvertently be included in the Licensed Charter Data. To the extent that PII is nevertheless provided to Comscore, upon detection, Comscore will promptly notify Charter within 24 hours and will destroy, and certify to Charter that Comscore or any third party acting on Comscore’s behalf, has destroyed, all copies thereof in Comscore’s possession or control unless otherwise instructed by Charter or required by Applicable Law. The Parties agree to work together in good faith to prevent the use and/or dissemination by any person or entity of any PII that may be included in the Licensed Charter Data. For the avoidance of doubt, all Licensed Charter Data is Charter Confidential Information, and Comscore shall handle Licensed Charter Data in accordance with all applicable security and confidentiality terms and conditions of this Agreement and all Applicable Laws.

Section 5.02 Legal Restrictions. In the event that either Party, based on the reasoned advice of counsel, at any time determines in good faith it is reasonably likely that the performance of its obligations under this Agreement, including without limitation the release of the Licensed Charter Data or any subset thereof to Comscore pursuant to this Agreement, is not compliant with Applicable Laws or such Party’s privacy policy (collectively, “Legal Restrictions”), such Party shall immediately notify the other Party in writing of such determination and any non-compliance; provided that as soon as circumstances become apparent which may lead to such determination, the Parties will notify each other of the possibility that a notice of non-compliance may be forthcoming. Upon discovery of any such non-compliance, Charter may suspend delivery of any portion of the Licensed Charter Data that violates any Legal Restrictions and Comscore may suspend providing the services it provides to Charter referenced in Section 6.03; provided that the Parties will use reasonable, good-faith efforts to effect the intention of the Parties hereto subject to Legal Restrictions, pursuant to a different format or process upon mutually agreeable terms. Upon execution of a mutually agreeable and legally sufficient modification, any portion of the Licensed Charter Data that had not been delivered will thereafter be delivered and Comscore will, if applicable, resume providing services and access to Charter referenced in Section 6.03. The Parties agree to take commercially reasonable steps to minimize any negative impact on both Parties from such suspension or termination; provided that nothing herein requires Charter or Comscore to continue to engage in any activity that violates any Legal Restrictions or unreasonably increases its risk of violating any Legal Restrictions, as determined by that Party’s legal counsel.

Section 5.03 Data Protection. Comscore shall use commercially reasonable efforts, including leading industry accepted standards and practices to ensure the integrity and confidentiality of the Licensed Charter Data stored at and/or transmitted over any form to Comscore owned or leased servers or replacement technology. Comscore shall implement and maintain reasonable administrative, physical, and technical safeguards as identified on Exhibit C. Comscore will maintain in place a commercially reasonable disaster recovery plan designed to provide recovery from a communications failure within 24 hours of such failure. Comscore shall notify Charter promptly upon discovery of any unauthorized use, access, acquisition or disclosure of Licensed Charter Data and will cooperate with Charter in every reasonable way to help it investigate such unauthorized use, access, acquisition or disclosure, regain possession of such information, prevent its further unauthorized use, and cooperate with any notification that may be required by Applicable Law.

Section 5.04 Licensed Charter Data Retention. Comscore shall have the right to retain Licensed Charter Data for up to [***] after receipt. Comscore shall not keep and shall immediately delete or destroy all such Licensed Charter Data that is not within the applicable retention period set forth above.

Section 5.05 Audit. During the Term and for a period of [***] thereafter, Comscore shall maintain accurate and complete books, files, and records associated with this Agreement, including sufficient information to demonstrate Comscore’s compliance with this Agreement. Upon not less than thirty (30) days’ prior written notice, Charter shall have the right to, through the use of a third-party auditor examine Comscore procedures, practices, operations, books, files, and records relating to the Licensed Charter Data and Comscore’s possession, use and protection thereof. Such audit will occur during normal business hours and for the sole purpose of, and to the extent necessary for, verifying Comscore’s compliance with this Agreement. The costs and expenses of such audit shall be paid by Charter unless the auditors find a material breach by Comscore of this Agreement in which case Comscore shall pay the reasonable costs.

ARTICLE VI.

CONSIDERATION

Section 6.01 License Fee. Comscore will pay Charter an annual License Fee as defined in Exhibit G in accordance with the payment schedule set forth in Exhibit G.

Section 6.02 Operator View. Throughout the Term, Comscore will create, provide and maintain licenses to a custom version of the Operator View. The Operator View may be used by Charter for its commercial purposes and may be accessed via UI.

Section 6.03 Product Access. Throughout the Term, Comscore will provide to Charter, [***], licenses and access to Comscore products and services that are currently provided to Charter as of the Effective Date and to other Syndicated Offerings that use Licensed Charter Data. Notwithstanding the foregoing, any parties that become Affiliates of Charter after the Effective Date shall not have access to or licenses to such products or services hereunder unless such party provides Comscore with data elements similar to Licensed Charter Data with the same rights allowed herein at no additional cost to Comscore (either as part of the Licensed Charter Data or otherwise), and the Parties agree to integrate such data elements into Comscore products or services. [***]

ARTICLE VII.

OWNERSHIP AND INTELLECTUAL PROPERTY

Section 7.01 Ownership of Licensed Charter Data. As between the Parties, Charter owns all right, title, and interest in and to the Charter Intellectual Property and the Licensed Charter Data.

Section 7.02 Ownership of Comscore Reports, Products Services and Data. As between the Parties and exclusive of any Licensed Charter Data, Comscore shall own all right, title and interest to, and shall retain all right, title and interest to Comscore Intellectual Property, the Comscore products, services, reports and data feeds the aggregated data sets contained therein.

ARTICLE VIII.

TERM AND TERMINATION

Section 8.01 Term. This Agreement shall be in full force and effect for the period commencing on the Effective Date and ending ten (10) years after such Effective Date unless sooner terminated in accordance with the terms of this Agreement or extended in a mutually agreed amendment to this Agreement (the “Term”).

Section 8.02 Termination. This Agreement may be terminated by either Party (such Party being referred to as the “Terminating Party”) immediately in the event of any material breach by the other Party of that is not cured within forty-five (45) days after written notice of such breach, if such breach is capable of cure. This Agreement shall automatically terminate in the event of the insolvency of either of the Parties or if either of the Parties are declared bankrupt or makes an assignment for the benefit of creditors, or in the event a receiver is appointed or any proceeding is demanded by, for or against either of the Parties under any provision of any bankruptcy law. Each Party agrees to provide notice to the other Party of the occurrence of any of the aforementioned events which would give rise to a termination right by the other Party or an automatic termination of this Agreement. In the event that this Agreement is terminated for any reason then, notwithstanding anything to the contrary in such other agreement Comscore shall no longer be obligated to provide Charter any products and services at no charge and all agreements that provide such products and services at no charge shall automatically terminate with no further action needed.

Section 8.03 Effects of Termination. Upon termination or expiration of this Agreement, (i) all rights granted by Comscore under this Agreement, including the right to access any Comscore Property, will immediately cease, except as otherwise expressly provided in this Agreement or otherwise agreed to by the Parties, (ii) all rights granted by Charter under this Agreement, including the right to access and use any Licensed Charter Data, will immediately cease and Charter will have no further obligation to provide the Licensed Charter Data to Comscore (notwithstanding the foregoing, unless Charter terminates this Agreement for a material breach by Comscore, Comscore shall, subject to the retention requirements stated in Section 5.04, retain all rights under Section 3.01(i) with respect to the Licensed Charter Data provided prior to the termination or expiration and shall be able to continue to use such Licensed Charter Data for historical reporting and for Comscore’s syndicated products and services into which such Licensed Charter Data was integrated prior to the termination or expiration of the Agreement), and (iii) all amounts then due to Charter shall be immediately due and payable and, if Charter terminates this Agreement during the initial ten (10)-year term for a material breach by Comscore, then within ninety (90) days of such termination Comscore shall pay to Charter as liquidated damages an amount calculated as follows: [***].

Section 8.04 Survival. The terms and provision of this Agreement which by their nature are intended to survive termination or expiration of this Agreement shall so survive, including Article I, Article V, Article VII, Section 8.03, Article IX, Article XI, and Article XII.

ARTICLE IX.

CONFIDENTIALITY

Section 9.01 During the Term and for three (3) years thereafter (and at all times following the expiration or termination of the Term with respect to PI and trade secrets except as otherwise expressly allowed under this Agreement), the Receiving Party shall not disclose the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party other than: (i) to the Receiving Party’s employees and professional services advisors as required (“Representatives”), or (ii) as may be required by law, regulation or court order, subject to the terms of Section 9.03 below. The Receiving Party will only disclose the Disclosing Party’s Confidential Information to those of the Receiving Party’s employees and Representatives who have a need to know such Confidential Information for the purpose of performing the Receiving Party’s obligations, or exercising the Receiving Party’s rights, under this Agreement. The Receiving Party shall make all of its Representatives aware of the fact that the Confidential Information is confidential and contractually bind Representatives to the obligations owing to the Disclosing Party. The Receiving Party shall be responsible for the acts or omissions of its Representatives with regard to Confidential Information and for any breach by any of them of said obligations or any other terms of this Agreement. The Receiving Party shall protect the confidentiality and maintain security measures adequate to safeguard all of the Disclosing Party’s Confidential Information from disclosure to others using at least the same degree of care used to protect the Receiving Party’s own highly Confidential Information and trade secrets, but in any case using no less than a reasonable degree of care and, specifically, Comscore shall maintain and secure any Charter Confidential information in electronic data format using security measures that meet or exceed the ISO/IEC 27002 information security controls standard, as further set forth in Exhibit C.

The Receiving Party shall further use such Confidential Information only for the purposes of exercising its rights and performing its obligations under this Agreement. The Disclosing Party may disclose the Confidential Information to the Receiving Party in written or other tangible form (including on magnetic media) or by oral, visual or other means. The Receiving Party may make copies of Confidential Information to the extent reasonably necessary for the Receiving Party’s use as permitted under this Section.

Section 9.02 Confidential Information shall not include information that: (i) is publicly known at the time of the Disclosing Party’s disclosure thereof to the Receiving Party; (ii) is, or becomes, publicly known, through no fault of the Receiving Party subsequent to the time of the Disclosing Party’s disclosure thereof to the Receiving Party; (iii) is received by the Receiving Party free of any obligation of confidentiality prior to the time such information is received by the Receiving Party; (iv) is developed by the Receiving Party independently of, and without use of, the Confidential Information; (v) is rightfully obtained by the Receiving Party from third parties authorized to make such disclosure without restriction; or (vi) is identified in writing by the Disclosing Party as no longer proprietary or confidential.

Section 9.03 In the event the Receiving Party is required by law, regulation or court order to disclose any Confidential Information, the Receiving Party shall promptly notify the Disclosing Party in writing prior to making any such disclosure to facilitate the Disclosing Party seeking a protective order or other appropriate remedy. The Receiving Party agrees to reasonably cooperate with the Disclosing Party in seeking such order or other remedy. The Receiving Party further agrees that if the Disclosing Party is not successful in precluding the disclosure of the Confidential Information, it shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reliable assurances that confidential treatment shall be accorded the Confidential Information.

Section 9.04 If the Receiving Party becomes aware of any threatened or actual misappropriation, unauthorized access or acquisition to, use or disclosure of, or any inability to account for any Confidential Information, the Receiving Party will promptly notify the Disclosing Party of the details thereof and will immediately use its own commercially reasonable efforts and provide all reasonable assistance to the Disclosing Party to terminate or at least minimize any such threatened or actual misappropriation and unauthorized access, use or disclosure, and/or to recover any misappropriated or unaccounted for Confidential Information.

Section 9.05 Security Requirements. In addition to all terms set forth herein, Comscore shall comply with the terms of the Security Addendum attached hereto and incorporated herein as Exhibit C.

Section 9.06 Equitable Relief. The Receiving Party acknowledges and agrees that any breach or threatened breach of the provisions of this Article is likely to cause the Disclosing Party irreparable harm for which money damages may not be an appropriate or sufficient remedy. The Receiving Party therefore agrees that, in such circumstances, the Disclosing Party (or its Affiliates, as the case may be), may be entitled to receive injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement. Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement but is in addition to all other rights and remedies available at law or in equity.

ARTICLE X.

REPRESENTATIONS AND WARRANTIES

Section 10.01 By Comscore. Comscore represents and warrants that (a) Comscore is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to enter into this Agreement and perform its obligations hereunder; (b) the performance of this Agreement by Comscore or its vendors or subcontractors does not and shall not violate (i) any Applicable Laws, (ii) the certificate of incorporation or by-laws of Comscore and no consent from any third party is required for Comscore to enter into or perform this Agreement, or (iii) any agreement to which Comscore is a party; (c) Comscore has the right to perform its obligations as contemplated hereunder; (d) Comscore is the owner of, or has the right to license, any third-party data used in connection with the

Licensed Charter Data and has the right to use that data for the use contemplated hereunder; (e) no Comscore Property, nor Charter’s use of any Comscore Property, will infringe or otherwise misappropriate the Intellectual Property rights of any third party; (f) Comscore has provided notice and choice for uses of the Comscore data that is used in connection with the Licensed Charter Data that is compliance with Applicable Law and its privacy policies; and (g) Comscore will not identify or attempt to identify, or obtain or attempt to obtain PII of, Subscribers, and Comscore will not disclose any such PII if it should happen to possess such PII.

Section 10.02 By Charter. Charter represents and warrants that: (a) Charter is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has the corporate power to enter into this Agreement and perform its obligations hereunder; (b) the performance of this Agreement by Charter or its vendors or subcontractors does not and shall not violate (i) any Applicable Laws, (ii) the certificate of incorporation or by-laws of Charter, or (iii) any agreement to which Charter is a party; (c) Charter has the right to perform its obligations as contemplated hereunder; (d) Charter is the owner of, or has the right to license, the Licensed Charter Data and has the right to grant the license provided herein for the use contemplated hereunder; (e) no Licensed Charter Data provided under this Agreement infringes upon or will infringe or otherwise misappropriates the Intellectual Property rights of any third party; and (f) Charter has provided notice and a choice to its Subscribers that is in compliance with Applicable Law and its applicable privacy policies.

Section 10.03 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY DATA OR SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR ARISING BY USAGE OF TRADE, COURSE OF DEALING, OR COURSE OF AS EXPRESSLY PROVIDED FOR OTHERWISE IN THIS AGREEMENT, NEITHER PARTY WARRANTS THAT THE DATA OR SERVICES PROVIDED IS ERROR-FREE OR THAT THE PROVISION OF THE DATA OR SERVICES SHALL BE UNINTERRUPTED, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THE ABOVE LIMITATIONS SHALL APPLY TO THE EXTENT ALLOWED BY APPLICABLE LAW.

ARTICLE XI.

INDEMNIFICATION

Section 11.01 By Comscore. Comscore shall defend, indemnify, and hold harmless the Charter Indemnified Parties from and against any and all losses, liabilities, judgments, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, reasonable attorneys’ fees, disbursements and administrative or court costs) (“Losses”) arising out of or in connection with: (a) any claim by a third party arising from Comscore’s unauthorized disclosure of Charter’s Confidential Information or a breach of confidentiality and/or security by Comscore or Comscore’s subcontractors with respect to Licensed Charter Data; (b) any claim by a third party (including any Subscriber) for a violation of such third party’s privacy rights arising from Comscore’s or its vendors’ or subcontractors’ actions or inactions (including without limitation arising from Comscore’s violation or breach of the applicable terms of use, privacy policy, or other agreement between Comscore and such third party) (other than such claim arising from a breach by Charter of this Agreement); (c) any claim by a third party resulting from Comscore’s material breaches of its representations, warranties and covenants hereunder; (d) Comscore’s gross negligence or willful misconduct hereunder; (e) any claim by a third party resulting from Comscore’s failure to comply with all Applicable Laws; (f) any claim by a third party resulting from the infringement or misappropriation of Charter’s Intellectual Property by Comscore; or (g) any claim by a third party alleging any Comscore Property or Charter’s use of any Comscore Property infringes or otherwise misappropriates any third party Intellectual Property or other proprietary rights.

Section 11.02 By Charter. Charter shall defend, indemnify, and hold harmless the Comscore Indemnified Parties from and against any and all Losses arising out of or in connection with any claim brought by a third party (including any Subscriber): (a) for a violation of such third party’s privacy rights arising from Charter’s or its vendors’ or subcontractors’ actions or inactions (including without limitation arising from Charter’s violation or breach of the applicable terms of use, privacy policy, or other agreement between Charter and such third party), other than any such violation or breach arising out of Comscore’s breach of this Agreement;); (b) resulting from Charter’s material breaches of its representations, warranties and covenants hereunder; (c) resulting from Charter’s gross negligence or willful misconduct hereunder; (d) resulting from Charter’s failure to comply with all Applicable Laws; (e) resulting from the infringement or misappropriation of Comscore’s Intellectual Property by Charter; or (f) alleging any Licensed Charter Data or Comscore’s use of any Licensed Charter Data infringes or otherwise misappropriates any third party Intellectual Property or other proprietary rights.

Section 11.03 Notice and Participation. Upon receipt of notice of the assertion of a claim against a Charter Indemnified Party or a Comscore Indemnified Party (each an “Indemnified Party”) such Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) of the same; provided that the Indemnified Party’s failure to provide such notice shall not relieve the Indemnifying Party of its indemnification and defense obligations unless, and only to the extent, such failure materially prejudices the Indemnifying Party’s ability to provide a defense to or indemnity for such claims. The Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. Notwithstanding the foregoing, under no circumstances shall the Indemnifying Party settle any claim or dispute if such settlement: (i) requires the Indemnified Party to admit any liability, (ii) imposes any equitable remedy against the Indemnified Party; (iii) imposes any financial obligations for which the Indemnified Party is not otherwise indemnified hereunder, of (iv) imposes any other liability or obligations upon the Indemnified Party (including any admission of wrongdoing by the Indemnified Party) which would be reasonably expected to have an adverse effect upon the Indemnified Party’s business, reputation or prospects.

Section 11.04 Limitation of Liability; Obligation to Correct Errors.

(a) EXCEPT FOR: (I) A PARTY’S BREACH OF THE CONFIDENTIALITY OR PRIVACY AND SECURITY PROVISIONS OF THIS AGREEMENT, (II) A PARTY’S INTENTIONAL BREACH OF THIS AGREEMENT, (III) A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT AND/OR FRAUD, (IV) A PARTY’S FAILURE TO COMPLY WITH APPLICABLE LAWS, RULES OR REGULATIONS IN ITS PERFORMANCE OF THIS AGREEMENT, AND (V) EACH PARTY’S INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR ANY OTHER INDIRECT DAMAGES (INCLUDING LOSS OF REVENUES OR PROFITS OR DAMAGES ARISING FROM LOST DATA OR CONTENT) UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b) OTHER THAN FOR (I) A PARTY’S BREACH OF THE CONFIDENTIALITY OR PRIVACY AND SECURITY PROVISIONS OF THIS AGREEMENT, (II) A PARTY’S INTENTIONAL BREACH OF THIS AGREEMENT, (III) A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT AND/OR FRAUD, (IV) A PARTY’S FAILURE TO COMPLY WITH APPLICABLE LAWS, RULES OR REGULATIONS IN ITS PERFORMANCE OF THIS AGREEMENT, AND (V) EACH PARTY’S INDEMNIFICATION OBLIGATIONS, THE AGGREGATE LIABILITY OF EACH PARTY TO THE OTHER FOR DAMAGES ARISING UNDER THIS AGREEMENT SHALL NOT EXCEED [***]. THE PARTIES HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Integration, Waivers, and Modifications. This Agreement, including the Exhibits and Schedules attached hereto which are incorporated by reference, represents the entire agreement between Charter and Comscore relating to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, relating to the subject matter of this Agreement. No failure or delay on the part of either Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise or the exercise of any other right, power, or remedy. Unless otherwise specified, any amendment, supplement, or modification to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Parties from the terms of this Agreement, shall be effective only if it is made or given in writing and signed by both Parties.

Section 12.02 Media Release and Public Announcement. Comscore shall have the right to identify Charter as a customer on its website or in marketing materials. Upon execution of this Agreement Comscore shall have the right to announce the entering into of this Agreement (including the general nature of the transactions contemplated in this Agreement); provided that any such press release or similarly broadly distributed public statements shall be first mutually approved by Charter and Comscore.

Section 12.03 Liability; Expenses. Except as expressly set forth in this Agreement, each Party shall be responsible for (a) the acts and omissions of its employees, contractors and sub-contractors, and (b) its own costs and expenses incurred in connection with the transactions contemplated hereunder.

Section 12.04 Severability. If any provision or portion thereof of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid for any reason whatsoever, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

Section 12.05 Modification and Waiver. Except as expressly set forth herein, this Agreement shall not be modified except in writing signed by both Parties. No waiver by either Party of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or subsequent breach thereof.

Section 12.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. Either Party may assign its rights or obligations under this Agreement, in its entirety, to any entity that Controls, is Controlled by, or is under common Control with the assigning Party or in connection with a merger or acquisition of all or substantially all of such Party’s stock or assets by providing no less than thirty (30) days’ prior written notice to the other Party, unless prohibited by confidentiality obligations. In the event the non-assigning Party objects to the assignment, the non-assigning Party may terminate this Agreement by providing written notice to the assigning Party: (i) prior to the anticipated effective date of assignment set forth in the assigning Party’s notice; or (ii) after the effective date of assignment if the non-assigning Party is notified after the effective date of the assignment as a result of confidentiality obligations restricting the assigning Party’s ability to notify the non-assigning Party.

Section 12.07 No Agency. Neither this Agreement nor any act of the Parties hereunder shall be construed as creating a partnership, joint venture or association between Comscore and Charter. Neither Party shall have the right to bind the other to any obligation or liability whatsoever.

Section 12.08 Headings. The headings in this Agreement are solely for convenience and shall be given no meaning or effect in the construction or interpretation of this Agreement.

Section 12.09 Notices. All notices, requests, demands, claims, and other communications provided for or permitted under this Agreement shall be in writing and shall be deemed duly given if provided to the applicable addresses set forth below and (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient set forth below, or (iii) if sent through an overnight delivery service that guarantees next day delivery, the day following being so sent:

If to Charter: [***]

If to Comscore: [***]

The notice information above of either Party may be changed by giving written notice of the change to the other Party in accordance with this Section 12.09.

Section 12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to its principles of conflict of laws. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in the New York County Civil Courts or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

Section 12.11 Force Majeure. If the performance by either Party of any of the provisions of this Agreement entered into hereunder shall be delayed or prevented by force majeure events, which are those events beyond such Party’s reasonable control (including the following to the extent such is beyond such Party’s reasonable control: acts of God or the government, riot, or other industrial disturbances, fire, or flood), then such Party shall be excused from performance for the period of time and to the extent it is prevented from performing, due to such force majeure; provided that (a) it has taken all reasonable steps to overcome or remedy such inability to perform, and (b) if performance is so delayed for a period in excess of thirty (30) calendar days, the other Party may terminate this Agreement at any time thereafter (until such time as performance is completed) by delivery of a written notice of termination. Charter may, but is not required to, take any self-help actions (including but not limited to engaging additional third parties) needed to reduce delays or harm that may be caused by or related to Comscore’s inability to perform its obligations under this Agreement (“Self-Help Actions”). Self-Help Actions shall include but are not limited to engaging additional third parties. Neither party shall be responsible for any costs that the other party incurs for as a result of taking Self-Help Actions to reduce such delays or harm.

[Signature page follows.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives as of the respective date written below.

Charter Communications Operating, LLC
By: Charter Communications, Inc., its manager

By:	/s/ David Kline
Name:	David Kline
Title:	EVP and President, Spectrum Reach

Date:	March 10, 2021

comScore, Inc.

By:	/s/ Gregory A. Fink
Name:	Gregory A. Fink
Title:	Chief Financial Officer & Treasurer

Date:	March 10, 2021

EXHIBIT G

LICENSE FEE

The “License Fee” means [***] for providing Comscore with the Licensed Charter Data as set forth herein. Charter shall bill Comscore for the License Fee according to the following payment schedule:

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Annual fee (millions of dollars)	10.00	12.25	14.50	16.75	19.00	21.25	23.50	25.75	28.00	32.32

Comscore will pay each amount in the above schedule in four (4) equal quarterly installments, with each installment due and payable in arrears within sixty (60) days following the end of the applicable quarter. [***]

(a)	Base License Fee: [***]

(b)	Additional Data/Use License Fee: [***]

(c)	Preferred Status License Fee: [***]

Omitted Schedules

Exhibit A – Data Parameters, Format and Method of Transmission

Exhibit B – Service Levels

Exhibit C – Security Addendum

Exhibit D – Third-Party Linking and Matching Workflows; Match Process

Exhibit E – Prohibited Health Condition Data

Exhibit F – Pharmaceutical Use Case Requirements

Exhibit H – Third-Party Matching

Exhibit I – First-Party Matching